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                                                                    EXHIBIT 10.2

                            AMENDMENT NUMBER THIRTEEN
           TO THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS

     The METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS (the "Plan") is hereby amended as follows:

     1.   The Plan is hereby amended by adding the following Section:

     "Section 10.3 2006-2007 MetLife Retirement Plans Transaction. Notwithstanding any other terms the Plan to the contrary:

     (a) An Employee who, as of June 26, 2006, spent substantially all of his or her time conducting or supporting the MetLife Retirement Plan business, and who as of that date spent a substantial portion of his or her time in internal or external wholesaling, external customer relationship management, management of wholesaling or external customer relationship management, defined benefits operations, or sales administrative assistance (as defined more specifically as a "Secured Employee" under the terms of and as defined in the Asset Purchase Agreement between the Company and certain of its Affiliates and Great-West Life & Annuity Insurance Company regarding the MetLife Retirement Plans business (the "MRP Asset Purchase Agreement")), and whose employment is discontinued in 2006 or 2007 due to job elimination as a result of the transactions contemplated by the MRP Asset Purchase Agreement, shall not eligible for Severance Pay or Outplacement Assistance but shall otherwise be considered a Job Elimination Participant under the Plan for purposes of benefits provided under certain other benefit plans and may be offered a Separation Agreement without Severance Pay or Outplacement Assistance for purposes of such benefit that are contingent on a final Separation Agreement.

     (b) Section 1.4.05(b) of this Plan shall not apply to An Employee who, as of June 26, 2006, spent substantially all of his or her time conducting or supporting the MetLife Retirement Plan business (as defined more specifically as a "Dedicated Employee," under

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     the terms of and as defined in the MRP Asset Purchase Agreement) but is not subject to Section 10.3(a) of this Plan, whose employment is discontinued in 2006 or 2007 due to job elimination as a result of the transactions contemplated by MRP Asset Purchase Agreement:

     2.   This amendment shall be effective as of June 26, 2006.

IN WITNESS WHEREOF, Metropolitan Life Insurance Company has caused this amendment to be executed by an officer thereunto duly authorized on the date(s) noted below the officer's signature.

METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ Debra Capolarello
    ---------------------------------
Date: 8/7/06
      -------------------------------
    /s/ Judith N. Eidenberg
-------------------------------------
Witness


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